UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March XX, 2005

Dear	Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at The Chicago Club, 81 East Van Buren, Chicago, Illinois, 60605 on Wednesday, May 4, 2005, at 9:00 a.m. Central Standard Time. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. You may also vote your shares over the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

We look forward to meeting those of you who will be able to attend the meeting.

Sincerely,

William M. Goodyear

Chairman of the Board and

Chief Executive Officer

615 North Wabash Avenue

Chicago, Illinois 60611

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 4, 2005

To the Shareholders of Navigant Consulting, Inc.:

We will hold the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) at The Chicago Club, 81 East Van Buren, Chicago, Illinois 60605 on Wednesday, May 4, 2005 at 9:00 a.m. Central Standard Time. The purposes of the meeting are to:

1. Elect two Directors to our Board of Directors to serve for a term of three years;

2. Consider and vote upon a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s total authorized shares of common stock to 150 million;

3. Consider and vote upon the 2005 Long-Term Incentive Plan to replace the Company’s current Long-Term Incentive Plan, which is due to expire in 2006;

4. Ratify the appointment of KPMG LLP as the Company’s independent accountants for the year 2005; and

5. Transact any other business properly brought before the meeting or any adjournments of the meeting.

If you were a shareholder of record at the close of business on March 10, 2005, you are entitled to notice of and to vote at the Annual Meeting.

IMPORTANT

Whether or not you expect to attend the meeting, we urge you to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed Navigant Consulting, Inc.’s 2004 Annual Report to Shareholders, which includes the Form 10-K and the proxy statement, with this notice of Annual Meeting.

By order of the Board of Directors,

Philip P. Steptoe

Secretary

Chicago, Illinois

March      , 2005

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY ON THE INTERNET BY VISITING

www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

PROXY STATEMENT

General

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders. We will hold the Annual Meeting on Wednesday, May 4, 2005, at 9:00 a.m. Central Standard Time, at The Chicago Club, 81 East Van Buren, Chicago, Illinois 60605. We will begin mailing this proxy statement and the accompanying proxy card to shareholders beginning on or about March     , 2005.

At the Annual Meeting, our shareholders will consider (1) the election of two Directors to our Board of Directors; (2) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 150 million; (3) a proposal to adopt the 2005 Long-Term Incentive Plan to replace the current Long-Term Incentive Plan, which is due to expire next year; and (4) the ratification of the appointment of KPMG LLP as the Company’s independent accountants for 2005. The Board of Directors does not know of any other matters that may properly be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act on those matters in accordance with their best judgment.

“NAVIGANT” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (“NCI”) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “NAVIGANT” is made under license from Navigant International, Inc.

Proxy Solicitation

We will bear the expenses of this solicitation of proxies, including expenses of preparing and mailing this proxy statement. In addition to solicitation by mail, we may solicit proxies in person or by telephone, telegram or other means of communication by our officers, directors and employees, who will receive no additional compensation for, but may be reimbursed for their out-of-pocket expenses incurred in connection with, that solicitation. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist us in distributing materials for a fee estimated at $9,000, plus reimbursement of out-of-pocket expenses. We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and custodians to forward to beneficial owners of shares held in their names and will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding our solicitation materials to beneficial owners.

Shareholders Entitled to Vote and Voting Information

Only shareholders of record at the close of business on March 10, 2005, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of our common stock, par value $0.001 per share, entitles the record holder to one vote on each matter to be voted on at the meeting. As of the record date, approximately              shares of our common stock were issued and outstanding. A majority of the shares of our common stock which are issued and outstanding and entitled to vote will constitute a quorum at the meeting.

Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters voted on at the meeting shall be determined by a majority of the votes cast.

If you mark “withhold authority” on your proxy card with respect to the election of a nominee for director, your vote will not count either “for” or “against” the nominee. If a broker or other person holding shares for you does not vote on a proposal (broker non-votes), your shares will not be counted in determining the number of votes cast. Abstentions, however, will be considered to be votes cast. Votes withheld, abstentions and broker non-votes will be counted in determining whether a quorum is present at the meeting.

If you do not give directions on your proxy card and you return the signed card, the persons named in the proxy card will vote the shares at their discretion on all matters.

If you vote by proxy, you may revoke that proxy at any time before it is voted by attending the meeting in person and voting in person, by sending us a proxy bearing a later date, or by filing with the Secretary of the Company a written revocation at the principal executive offices of Navigant Consulting, Inc., 615 North Wabash Avenue, Chicago, Illinois 60611.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with a class of directors elected each year for a three-year term. At the Annual Meeting two Directors, Mr. William M. Goodyear and Ms. Valerie B. Jarrett, have been nominated for election to the Board. The Directors elected at the Annual Meeting will serve for a term of three years and until their successors are elected and qualified. Such term will expire at our Annual Meeting of Shareholders to be held in 2008. The persons named as proxies will vote for Mr. Goodyear and Ms. Jarrett for election to the Board unless the proxy card is marked otherwise.

If either Mr. Goodyear or Ms. Jarrett becomes unable or unwilling to serve, proxies will be voted for election of a person designated by the Board. The Board knows of no reason why either Mr. Goodyear or Ms. Jarrett should be unable or unwilling to serve.

The Board of Directors recommends that shareholders vote “FOR” Mr. Goodyear and Ms. Jarrett.

A listing of the principal occupation, other major affiliations and age of the continuing Directors of the Company, including the nominees for election, is set forth below:

Nominees for Election at this Meeting to a Term Expiring at the Annual Meeting of Shareholders in 2008:

William M. Goodyear, 56, has served as a Director since December 1999. The Board of Directors elected him Chairman of the Board and Chief Executive Officer in May 2000 and subsequently elected him President. He is past Chairman and former Chief Executive Officer of Bank of America, Illinois. In addition, he was President of the Bank of America’s Global Private Bank until January 1999. He was Vice Chairman and a member of the Board of Directors of Continental Bank, prior to the 1994 merger between Continental Bank Corporation and BankAmerica Corporation. Mr. Goodyear joined Continental Bank in 1972 and subsequently held a variety of assignments including corporate finance, corporate lending, trading and distribution. He was stationed in London from 1986 to 1991 where he was responsible for European and Asian Operations. Mr. Goodyear is currently a member of Chicago’s Commercial Club, the Board of Trustees of the Chicago Public Library Foundation and the Finance Council of the Archdiocese of Chicago. He is the Chairman of the Board of Trustees for the Museum of Science and Industry, a member of the Board of Trustees of the University of Notre Dame and serves on the Rush University Medical Center Board, where he chairs the Finance Committee. Mr. Goodyear is a Trustee of Equity Office Properties Trust, where he is Chairman of its Audit Committee.

Valerie B. Jarrett, 48, has served as a Director since April 2002. Ms. Jarrett is a Managing Director and the Executive Vice President of The Habitat Company, a premier developer and manager of residential apartments. The Habitat Company also provides residential and commercial brokerage services as well as corporate relocation services. Before joining The Habitat Company, Ms. Jarrett served eight years in the City of Chicago government, first as Deputy Corporation Counsel for Finance and Development, then as Deputy Chief of Staff for Mayor Richard Daley and finally, as Commissioner of the Department of Planning and Development. Prior to joining City government, Ms. Jarrett practiced law with two private law firms specializing in the area of commercial real estate. Ms. Jarrett is Chairman of The Chicago Stock Exchange and Vice Chairman of the University of Chicago Hospitals Board of Trustees. She also serves as a Director of USG Corporation, Harris Insight Funds and The Joyce Foundation. Ms. Jarrett is a Trustee of the University of Chicago, the Museum of Science and Industry, and Window To The World Communications, Inc.

Directors Whose Terms Continue until the Annual Meeting of Shareholders in 2006:

Thomas A. Gildehaus, 64, has served as a Director since October 2000. In recent years Mr. Gildehaus has served as Chairman of Southwest Supermarkets LLC of Phoenix, Arizona, Chairman and Chief Executive Officer of Northwestern Steel and Wire Company of Sterling, Illinois, and President and Chief Executive Officer of UNR Industries, Inc. of Chicago, Illinois. Prior to 1992, Mr. Gildehaus served ten years as Executive Vice President of Deere & Company in Moline, Illinois. In the 1970s, Mr. Gildehaus was Vice President of Temple, Barker & Sloane, a consulting firm in Lexington, Massachusetts. He is a director of Genesis Health Systems Inc, and Mercator Partners, LLC. He is also a trustee of the Figgy Art Museum. Mr. Gildehaus is a graduate of Yale University and received a Master of Business Administration degree, with Distinction, from Harvard University.

Peter B. Pond, 60, has served as a Director since November 1996. Mr. Pond is the founder and General Partner of Alta Equity Partners, a venture capital firm. He formerly served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from June 1991 to March 2000. Mr. Pond is Chairman of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

Directors Whose Terms Continue until the Annual Meeting of Shareholders in 2007:

James R. Thompson, 68, has served as a Director since August 1998. Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board. Governor Thompson is currently a member of the Boards of Directors of FMC Corporation, FMC Technologies, Inc., Maximus, Inc. and Hollinger International, Inc. He was also a member of the National Commission on Terrorist Attacks upon the United States.

Samuel K. Skinner, 66, has served as a Director since December 1999. Mr. Skinner is the retired Chief Executive Officer of U.S. Freightways Corporation, a transportation and logistics business. He currently serves as an Adjunct Professor of Management and Strategy at the Kellogg School of Management at Northwestern University. He is also Of Counsel to the law firm of Greenberg & Traurig, LLP. He formerly served as Co-Chairman of Hopkins & Sutter, a law firm based in Chicago. Mr. Skinner retired as President of the Commonwealth Edison Company and its holding company, Unicom Corporation. Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin Brown & Wood LLP). From 1984 to 1988, while practicing law full time, he also served as

Chairman of the Regional Transportation Authority of Northeastern Illinois and was appointed by President Reagan as Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1977, President Ford appointed him United States Attorney, one of the few career prosecutors ever to hold such position. He is currently a member of the Boards of Directors of Midwest Air Group, Inc, Express Scripts, Diamond Cluster, APAC Customer Services and Dade Behring.

Board and Committee Meetings

The Board met eight times in 2004. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served.

The Board of Directors has an Audit Committee which monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent accountants; provides an avenue of communication among the independent accountants, management and our Board of Directors; and monitors significant litigation and financial risk exposure. The current members of the Audit Committee are Messrs. Gildehaus (Chairman), Pond, Skinner and Ms. Jarrett, each of whom is independent as defined by the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission (“SEC”) rules. The Board of Directors has determined that Mr. Gildehaus meets the criteria as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met nine times during 2004.

The Board of Directors has a Compensation Committee which reviews and monitors matters related to management development and succession; develops and implements executive compensation policies and pay for performance criteria for the Company; reviews and approves the initial and annual base salaries, annual incentive bonus and all long-term incentive awards of our Chairman of the Board and Chief Executive Officer; reviews and approves such compensation arrangements for all corporate officers, executive managing directors and certain other key employees; approves stock-related incentives under our stock incentive and executive compensation plans, and exercises all powers of the Board of Directors under those plans other than the power to amend or terminate those plans; reviews and approves material matters concerning our employee compensation and benefit plans; and carries out such responsibilities as have been delegated to it under various compensation and benefit plans and such other responsibilities with respect to our compensation matters as may be referred to it by our Board of Directors or management. The members of the Compensation Committee are Messrs. Skinner (Chairman), Gildehaus, Pond and Ms. Jarrett, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Committee’s Report on Executive Compensation is included under the caption “Compensation Committee Report on Executive Compensation.” The Compensation Committee met three times during 2004.

The Board has a Nominating and Governance Committee which identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Shareholders. In February 2004, the Nominating and Governance Committee approved revised guidelines and charters for the Board and its committees, as well as a new Code of Business Standards and Ethics, all of which are posted on the Company’s website (www.navigantconsulting.com). Copies of those documents are available upon request as described under “Other Information.” Currently, the members of the Nominating and Governance Committee are Ms. Jarrett (Chairman), Mr. Skinner and Mr. Gildehaus, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Nominating and Governance Committee met three times during 2004. Governor Thompson currently serves as the Board’s Presiding Director.

The Board of Directors has an Executive Committee, which can act in lieu of the Board of Directors as necessary. The members of the Executive Committee are Messrs. Goodyear (Chairman) and Skinner and Governor Thompson. The Executive Committee did not meet in 2004.

While the Company has no formal policy regarding attendance by Directors at the Annual Meeting of Shareholders, the Company encourages its Directors to attend. With the exception of Governor Thompson who was serving on the National Commission on Terrorist Attacks, all of the Directors attended the 2004 Annual Meeting of Shareholders.

Director Compensation

Each non-employee Director is paid an annual retainer of $40,000 and a fee of $1,500 for each Board meeting or Committee meeting attended, except that members of the Audit Committee are paid $2,000 per Committee meeting attended. Each Committee Chairman is paid an additional annual retainer of $10,000, except that the additional annual retainer for the Chairman of the Audit Committee is $20,000. All Directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings.

Each non-employee Director makes an election to receive his or her annual retainer in the form of either cash or stock options to purchase shares in the Company. The number of stock options received is determined by dividing the annual retainer by the market price on the date of grant in January of each year. Such stock options become fully exercisable on the first anniversary of the grant date.

In addition, the existing long-term incentive plan provides that each non-employee Director elected to serve a three-year term shall receive a one-time grant of stock options to purchase 15,000 shares at the market price immediately following the Director’s initial election. For non-employee Directors whose initial term is less than three years, the initial grant is reduced pro rata. Such stock options become fully exercisable on the six-month anniversary of the date of the initial election. The existing plan also provides that each non-employee Director receives an annual award of stock options of 5,000 shares at the market price on January 1st of each year. Such stock options become fully exercisable on the first anniversary of the grant date. However, these annual awards have not been made for 2005, for the reasons discussed below.

The Compensation Committee has recommended that the 2005 Long-Term Incentive Plan be adopted, effective May 4, 2005, to replace the existing plan, which is due to expire in 2006. As discussed below, one of the changes in the proposed new plan is to remove the “formula options” feature, which provides for the one-time and annual option grants to non-employee directors, as summarized in the immediately preceding paragraph. In lieu of such “formula options,” under the new plan the Compensation Committee would have the same flexibility each year to establish the equity component of non-employee directors’ fees as it currently has with respect to the equity component of employee compensation. After consulting with its compensation consultant, the Compensation Committee has recommended that if the new plan is adopted, for their service in 2005 the non-employee directors will receive an annual grant of 1,500 options and 3,500 shares of restricted stock in lieu of the 5,000 share formula option grant discussed in the preceding paragraph. The options would become fully exercisable and the restricted stock would vest one year after the grant date. If the shareholders do not approve the new plan, then immediately following the annual meeting the non-employee directors will receive their annual 5,000 share formula option grants for 2005 under the existing plan as described in the immediately preceding paragraph. Although the Company does not anticipate electing any new non-employee Directors, if the new plan is adopted, the Compensation Committee’s current intention is that any non-employee Director elected for the first time should receive a one-time grant of 3,750 option shares and 6,750 restricted stock shares, in each case vesting over a three year period, in lieu of the formula 15,000 option share grant described in the immediately preceding paragraph. In addition, the Compensation Committee also established equity ownership guidelines for non-employee directors and associated time periods for compliance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Governor Thompson, one of our Directors, is Chairman of the law firm of Winston & Strawn. Winston & Strawn has provided us in the past and may provide us in the future with legal representation.

AUDIT COMMITTEE REPORT

Our Committee has reviewed and discussed with management of the Company the audited financial statements of the Company as of and for the year ended December 31, 2004 (the “Audited Financial Statements”). In addition, we have discussed with KPMG LLP, the independent accounting firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61. The Committee also has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with the management of the Company and the independent accounting firm such other matters and received such assurances from them as we deemed appropriate. Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Committee appointed KPMG LLP to act as the Company’s independent accountants for 2005.1

AUDIT COMMITTEE

Thomas A. Gildehaus, Chairman

Valerie B. Jarrett

Peter B. Pond

Samuel K. Skinner

1	Pursuant to regulations promulgated by the Securities and Exchange Commission, neither the “Audit Committee Report,” the “Compensation Committee Report on Executive Compensation” nor the material under the caption “Shareholder Return Performance Graph” shall be deemed to be soliciting material or to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under that Act or the Securities Act of 1933, as amended.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Committee monitors and reviews new SEC rules and NYSE corporate governance standards as they are proposed, revised and adopted. In February 2004 the Committee approved revised corporate guidelines and committee charters that are intended to ensure compliance with the SEC rules and NYSE listing standards. Copies of these revised guidelines and charters are posted on the Company’s website, www.navigantconsulting.com. In addition, the Committee approved in 2004 a Code of Business Standards and Ethics (the “Code”), which is posted on the Company’s website.

The Committee reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of applicable SEC corporate governance rules and NYSE listing standards. The Committee’s review is based on all relevant facts and circumstances, as well as applicable criteria set forth in applicable SEC rules and NYSE listing standards. In addition, the Committee has developed certain “categorical standards “ describing certain relationships that are considered immaterial and do not preclude a finding of “independence.” A copy of these categorical standards is posted on the Company’s website. Based on this review, the Committee has found and the Board has affirmed that all of the Company’s current Directors except for Mr. Goodyear are “independent” within the meaning of the NYSE listing standards, and that all of the members of the Company’s Audit Committee meet the SEC’s more stringent standards for audit committee independence.

In February 2005, the Committee recommended to the Board that Mr. William M. Goodyear and Ms. Valerie B. Jarrett be reelected to the Company’s Board of Directors to serve a term of three years. In considering the qualifications of future candidates for election to the Board of Directors, the Committee will consider all relevant factors, including judgment, character, reputation, education and experience, in relation to the qualifications of any alternate candidates and in relation to the particular needs of the Board, its committees and the Company as they exist at the time such candidates are considered. The Committee values diversity, including gender and race. The Committee will also consider each candidate’s relationships, if any, with the Company, its Directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, New York Stock Exchange listing standards, and Delaware law. The Committee has not paid a fee to any third party to identify or evaluate potential nominees. The Nominating and Governance Committee will consider nominees for director recommended by shareholders on the same basis as candidates identified by the Committee, provided that the nominations are received by the Committee within the time frame established by our by-laws for nominations by shareholders of director candidates described under “Shareholder Proposals for the 2005 Proxy Statement.” Recommendations should be sent to Navigant Consulting, Inc., 615 North Wabash Avenue, Chicago, Illinois 60611, Attention: Corporate Secretary.

NOMINATING AND GOVERNANCE

COMMITTEE

Valerie B. Jarrett, Chairman

Samuel K. Skinner

Governor James R. Thompson

PROPOSAL 2

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

In November 1997, shareholders voted to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock to 75,000,000. The Board of Directors now has proposed and recommends for adoption by the Company’s shareholders an amendment to the Certificate of Incorporation that would increase the total number of authorized shares of common stock to 150,000,000. No change will be made to the number of authorized shares of Preferred stock (3,000,000), none of which are currently outstanding. The Company’s shareholders are asked to approve this amendment.

The holders of a majority of the shares of common stock present in person or by proxy at the meeting must vote in favor of the proposed amendment for it to be approved. The Board of Directors recommends that shareholders vote “FOR” the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock.

The proposed amendment provides that paragraph A of Article Four of the Certificate be amended to read in its entirety as follows:

AUTHORIZED SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one-hundred fifty-three million (153,000,000), consisting of one-hundred fifty million (150,000,000) shares of Common Stock, $.001 par value per share (the “Common Stock”), and three million (3,000,000) shares of Preferred Stock, $.001 per value par share (the “Preferred Stock”).

As of March 10, 2005 there were              shares of Common Stock issued and outstanding, and a total of              shares reserved for issuance under the Company’s Employees’ Stock Purchase Plan, the Company’s Long-Term Incentive Plan and the 2001 Supplemental Equity Incentive Plan. Consequently,              shares of Common Stock were available for future issuance as of such date.

The Board of Directors believes that it is desirable for the Company to have available additional authorized but unissued shares of common stock to provide the Company with shares of common stock to be used for general corporate purposes, future acquisitions and equity financings. Without the additional shares, the Company’s ability to finance additional growth could be restricted. Approval of the proposed amendment now will eliminate the delays and expense which otherwise would be incurred if shareholder approval were required to increase the authorized number of shares of common stock for possible future transactions involving the issuance of additional shares. An increase in the number of authorized shares will also increase the number of shares which may be reserved and subsequently issued pursuant to the Company’s then-current long-term incentive plan and other employee benefit plans. Additional issuances of shares of common stock may also increase the public float, and therefore the liquidity of the shares of common stock for all holders.

The additional shares of common stock may be issued subject to certain restrictions, by the Board of Directors at such times, in such amounts and upon such terms as the Board may determine without further approval of the shareholders. The Company’s current shareholders could suffer a dilution of voting rights, net income and net tangible book value per share of the common stock as the result of any such issuance of common stock depending on the number of shares issued and the purpose, terms and conditions of the issuance.

While the increase in the authorized shares of common stock is not being proposed for this reason, the availability of the additional shares could be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management by increasing the aggregate outstanding shares, and therefore the number of shares required to accomplish such a transaction. The board of directors may approve the issuance of previously authorized shares of common or preferred stock at such times and to such persons as it may determine to be in the best interests of our company and our shareholders, except for certain transactions involving the issuance of stock for which the New York Stock Exchange rules require prior shareholder approval. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, even if the transaction were flavored by the current shareholders.

PROPOSAL 3:

APPROVAL OF 2005 LONG-TERM INCENTIVE PLAN

General

Our Board of Directors is proposing the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan (the “Plan”) for shareholder approval. The Plan was approved by our Board of Directors on February 17, 2005, subject to shareholder approval.

The purposes of the Plan are to (i) align the interests of the Company’s shareholders and recipients of awards under the Plan, (ii) attract and retain officers, other employees, nonemployee directors, consultants, independent contractors and agents and (iii) motivate such persons to act in the long-term best interests of the Company’s shareholders. Under the Plan, the Company may grant (a) stock options and stock appreciation rights (“SARs”), (b) stock awards, consisting of restricted stock, restricted stock units, performance shares and performance share units and (c) performance unit awards. Officers and other employees of the Company (approximately 600 persons currently participating), non-employee directors (currently 5 persons) and consultants, independent contractors and agents (currently 4 persons) will be eligible to participate in the Plan.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the Plan.

Description of the Plan

The following is a summary of the Plan, which is qualified in its entirety by reference to the complete text of the Plan, which is attached as Exhibit A to this Proxy Statement and incorporated herein by reference.

Administration. The Plan will be administered by the Compensation Committee of our Board of Directors (the “Committee”), which will have the authority to select persons who will receive awards and determine all of the terms and conditions of each award. The Committee will have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. The Committee may, in its discretion, subject to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations thereunder, take action such that (i) outstanding options and SARS will become exercisable in part or in full, (ii) all or a portion of the restriction period or performance period (if any) applicable to any outstanding restricted stock or restricted stock units shall lapse, (iii) all or a portion of the performance period applicable to any outstanding performance shares, performance share units or performance units shall lapse and (iv) the performance measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. Except with respect to grants to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Committee may, subject to applicable law, delegate some or all of its authority to administer the Plan to the Chief Executive Officer or other executive officer of the Company.

Available Shares. Under the Plan, 5,250,000 shares of our common stock are available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event (the “Plan Share Limit”). If the Plan is approved by shareholders, the Company’s Long-Term Incentive Plan, as amended through November 30, 2000 (the “Prior Plan”), will be terminated and no further awards will be granted under the Prior Plan.

Shares subject to options and SARs will be counted against the Plan Share Limit as one share for every one share subject thereto. Shares subject to stock awards, or payable pursuant to performance unit awards, will be counted against the Plan Share Limit as one and one-half shares for every one share subject thereto or payable pursuant thereto. The Plan Share Limit will be increased by shares that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of an award granted under the Plan or outstanding under the Prior Plan at the time of adoption of the Plan, with such increases made in a manner that is consistent with Plan Share Limit deductions. No increases will be made by reason of the exercise of SARs.

Award Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person will be 300,000, subject to adjustment as described above, (ii) the maximum number of shares with respect to which stock awards subject to performance measures may be granted during any fiscal year to any person will be 150,000, subject to adjustment as described above, and (iii) the maximum amount that may be payable with respect to performance units granted during any fiscal year to any person will be $5,000,000.

No Repricing. Except in connection with an adjustment relating to a change in the Company’s capital structure as described above, the Committee may not, without shareholder approval, amend or replace any previously granted option or SAR in a transaction that constitutes a repricing under the rules of the New York Stock Exchange.

Stock Options and Stock Appreciation Rights. The Committee may grant to eligible participants options to purchase shares of our common stock which are either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code. The Committee also may grant SARs, the exercise of which entitles the holder to receive shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR. The Committee will determine the terms of each option and SAR, including the number and exercise price or base price of the shares subject to the option or SAR, the term of the option or SAR and the conditions to the exercisability of the option or SAR. Upon exercise of an option, the purchase price must be paid (i) in cash, (ii) by delivery of certain previously-acquired shares of our common stock, (iii) except as may be prohibited by applicable law, by delivery of an irrevocable notice of exercise to a broker-dealer acceptable to the Company or (iv) by a combination of cash and delivery of certain previously-acquired shares. The exercise price of an option and the base price of an SAR will not be less than 100% of the fair market value of our common stock on the date of grant.

No stock option or SAR will be exercisable more than ten years after its date of grant, provided that if the recipient of an incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company, the option will be exercisable for no more than five years after its date of grant and the option exercise price will be the price required by the Code, currently 110% of the fair market value of our common stock on its date of grant. To the extent that the aggregate fair market value of our common stock with respect to which an incentive stock option is exercisable for the first time by an individual during a calendar year exceeds the amount established by the Code, currently $100,000, such option will be treated as a non-qualified stock option.

Unless otherwise specified in the agreement relating to an option or SAR, in the event of termination of employment or service for any reason other than cause, each option and SAR will be exercisable to the extent exercisable on the date of such termination and in the event of termination for cause, each option and SAR will terminate on the date of such termination of employment. In the case of termination by reason of death or disability, each option and SAR will be exercisable for one year after the date of such termination (or such other period, or shorter period in the case of an incentive stock option, as determined by the Committee), but in no event after the expiration of such option or SAR (subject to extension in the case of death). In the event of termination of employment for any other reason (including retirement), each option and SAR will be exercisable to the extent exercisable on the date of such termination of employment for a period of three months after such termination of employment (or, in the case of a nonqualified stock option, such other period as determined by the Committee), but in no event after the expiration of such option or SAR. If a holder dies during the specified periods following termination of employment for any reason other than cause, each stock option or SAR will be exercisable to the extent that such option or SAR was exercisable on the date of the holder’s death, and may thereafter be exercised for one year (or such other period as determined by the Committee) from the date of death, but in no event after the expiration of such option or SAR (subject to extension).

Stock Awards and Performance Unit Awards. The Plan provides for the grant of stock awards in the form of restricted stock awards, restricted stock unit awards, performance share awards and performance share unit awards. Restricted stock awards consist of shares, and restricted stock units consist of rights, in each case the vesting of which is subject to a restriction period determined by the Committee and may be subject to other terms and conditions, including the attainment of performance measures within a specified performance period. Restricted stock unit awards entitle the holder thereof to receive, upon vesting, shares or cash, or a combination thereof. Performance share awards consist of shares and performance share unit awards consist of rights, in each case the vesting of which is subject to the attainment of performance measures within a specified performance period determined by the Committee and which may be subject to other terms and conditions. Performance share unit awards entitle the holder thereof to receive, upon vesting, shares (which may be restricted stock) or cash, or a combination thereof.

The holder of restricted stock or performance shares will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares subject to the award. Prior to the settlement of a restricted stock unit award or a performance share unit award, the holder of the award will have no rights as a shareholder with respect to the shares of our common stock subject to the award.

In addition to stock-based awards, the Plan provides for the grant of performance unit awards, which consist of rights, not denominated in shares, that entitle the recipients to receive, upon vesting, shares or cash, or a combination thereof, based upon the achievement of performance measures.

Stock awards and performance unit awards vest during a period of not less than six months, as designated by the Committee.

Unless otherwise specified in the agreement relating to a stock award or a performance unit award, if the employment of the holder of the award terminates for cause, the portion of such award which is unvested as of such termination will be forfeited, and if the employment of the holder of such award terminates for any other reason (i) in the case of a restricted stock award or restricted stock unit award, the portion of the award which is unvested as of such termination will be forfeited and (ii) in the case of a stock award subject to performance measures or a performance unit award, the portion of the award which is unvested as of such termination will be forfeited unless otherwise determined by the Committee.

Performance Measures. The vesting of performance share awards, performance share unit awards and performance units will be subject to the satisfaction of performance measures. The vesting of restricted stock awards or restricted stock unit awards and the exercisability of stock options or SARs also may, in the discretion of the Committee, be subject to the satisfaction of performance measures. Performance measures include one or more of: our common stock value, earnings per share, return on assets, equity or invested capital, total shareholder return, earnings or net income of the Company, revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing, as determined by the Committee.

Non-transferability. No award granted under the Plan will be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, unless otherwise specifically approved by the Committee.

Change in Control. In the event of a Change in Control, the incumbent Board of Directors may, in its discretion, take any of the following actions or any combination of the following actions: (i) require that all outstanding options and SARs become exercisable and that all outstanding awards vest; (ii) require that shares of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of our common stock subject to an outstanding award; or (iii) require outstanding awards, in whole or in part, be surrendered to the Company in exchange for a cash payment or shares of the corporation resulting from such Change in Control, or a parent corporation thereof. In general, “Change in Control” means (a) certain acquisitions of more than 50% of the then outstanding shares of our common stock, (b) a change in our Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of our Board of Directors, (c) the consummation of a reorganization, merger or consolidation or sale or disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (unless, among other conditions, the Company’s shareholders receive more than 60% of the stock of the resulting company) or (d) the consummation of a liquidation or dissolution of the Company.

Effective Date, Termination and Amendment. If approved by shareholders at the Annual Meeting, the Plan will become effective as of the date of the Annual Meeting and will terminate 10 years after its effective date, unless terminated earlier by our Board of Directors. Our Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the NYSE.

New Plan Benefits

The following table sets forth the number of stock options and shares of restricted stock which would be granted under the Plan to nonemployee directors on the date of the Annual Meeting if the Plan is approved by shareholders. No determination has been made by the Committee regarding future awards under the Plan to other eligible persons.

2005 Long-Term Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	[# of R/S x closing price] (1)	17,500 shares of restricted stock and options to purchase 7,500 shares of common stock (2)

(1)	On March 10, 2005, the closing sale price per share of our common stock on the New York Stock Exchange was $ . For consistency of presentation, the dollar value shown for shares of restricted stock that would be awarded to the Non-Executive Director Group in 2005 also is based on such price. The options that would be awarded to the Non-Executive Director Group in 2005 have not been assigned a dollar value.
(2)	Immediately following the Annual Meeting, each nonemployee director will be granted options to purchase 1,500 shares and will be awarded 3,500 shares of restricted stock. The options will become exercisable and the restrictions on the shares of restricted stock will lapse one year after the date of grant.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan. This summary is based on the U.S. federal income tax laws as in effect on December 31, 2004 and does not consider the potential impact of the American Jobs Creation Act of 2004 on the tax treatment of awards under the Plan.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

SARs. A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Restricted Stock and Performance Shares. A participant will not recognize taxable income at the time restricted stock or performance shares are granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock or performance shares for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units, Performance Share Units and Performance Units. A participant will not recognize taxable income at the time restricted stock units, performance share units or performance units are granted and the Company will not be entitled to a tax deduction at such time. Upon the settlement of these awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

The approval of the Plan requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

Our Board of Directors recommends a vote “FOR” approval of the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

This report of the Compensation Committee (the “Committee”) describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program and the rationale for compensation paid to our Chief Executive Officer and other officers and key employees in general.

Compensation Philosophy and Objectives

The Committee believes that the compensation offered to its Chief Executive Officer, other officers and key employees must be sufficient to attract, retain and fairly compensate highly qualified individuals. Executive compensation should be competitive and based on overall financial results, individual contributions and teamwork, with the objective that a fair relationship exists between executive pay and the creation of shareholder value. The Committee, among other things, considers the performance of the Company’s operations, the compensation of executive officers and key employees of competitors, salary surveys of industry-related positions or positions at comparably sized companies and the salary history of the particular individual and other compensation then in place, including outstanding equity based awards.

The Committee determines compensation by using its subjective judgment and taking into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. There is no singular objective formula by which compensation is determined and the decisions are ultimately subjective.

Annual Compensation

The compensation program has three elements:

•	annual base salary;

•	annual incentive compensation, which is based on certain performance objectives; and

•	equity awards under the Company’s incentive plans, which are based on both Company performance and individual performance.

Base Salary. Base salaries for the Chief Executive Officer, other officers and key employees are established based on the scope of the duties and responsibilities of each individual’s position. The base salary of the Chief Executive Officer is reviewed annually in accordance with his employment agreement. Mr. Goodyear’s employment agreement is described below in the section entitled “Management Compensation.” Typically, other officers and key employees also have employment agreements specifying base salaries.

Annual Incentive Compensation. The Board has previously approved a compensation program for executive officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. After a review of the Company’s performance, incentive compensation, if any, is paid to officers and employees in cash or restricted stock for the calendar year in which it was earned on or before March 1st of the following year. The incentive compensation is forfeited if an individual is not an active employee on the date incentive compensation is paid.

In 2004 the Company instituted a stock incentive program pursuant to which officers and senior employees will receive a specified portion of their annual incentive compensation in restricted stock in lieu of cash. The restricted stock is granted pursuant to the existing long-term incentive plan described below. Corporate officers, including the Chief Executive Officer, will receive 25% of their annual incentive compensation in the form of restricted stock with the option to take an additional 5% to 20% of their annual incentive compensation in restricted stock. The Company will grant an additional amount of restricted stock equal to a percentage of the value of the incentive compensation paid in restricted stock in lieu of cash. The Company has also established ownership guidelines for officers and senior employees as well as associated time periods for compliance.

Long-Term Incentive Plan. The Committee believes that equity compensation is an important component of the compensation offered by the Company and promotes long-term retention of its key employees, motivates high levels of performance and recognizes a key employee’s contributions to the success of the Company. In addition, equity compensation aligns management’s interests with those of our shareholders on a long-term basis. The Committee recognizes that we conduct our business in an increasingly competitive environment. In order to remain competitive, we must employ the best and most talented key employees who possess demonstrated skills and experience. The Committee believes that equity compensation may give us an advantage in attracting and retaining such employees. The Committee also believes our long-term incentive plan is an important feature of our executive compensation package. Under the plan, options, restricted stock and other forms of equity compensation may be granted to the Chief Executive Officer, other officers and key employees who are expected to make important contributions to our future success. In reviewing the size of such equity grants, the Committee focuses primarily on our performance and the perceived role of each person in accomplishing our performance objectives, as well as the satisfaction of individual performance objectives. As discussed above, the Company is seeking shareholder approval to replace its existing long-term incentive plan, which is due to expire in 2006, with a new long-term incentive plan.

Policy on Deductibility of Compensation

Code Section 162(m) prohibits us from deducting for federal income tax purposes any amount paid in excess of $1,000,000 per year to our Chief Executive Officer or any of our four most highly paid executive officers, except that compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee believes that our current compensation arrangements, which are primarily based on performance, are appropriate and in the Company’s and its shareholders’ best interests, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the Committee does not plan to make significant changes in the basic philosophy and practices reflected in our executive compensation program.

Chief Executive Officer’s Compensation

The total compensation of Mr. Goodyear under his employment agreement and his performance incentive bonus approved by the Committee for 2004 are consistent with the Committee’s compensation objectives described above. In particular, Mr. Goodyear’s performance incentive bonus for 2004 was determined by the Committee based on its review of the Company’s and Mr. Goodyear’s performance during 2004 and certain benchmarking information and recommendations provided by its compensation consultant. Mr. Goodyear’s employment agreement is described in detail in the section below entitled, “Management Compensation.”

COMPENSATION COMMITTEE

Samuel K. Skinner, Chairman

Thomas A. Gildehaus

Valerie B. Jarrett

Peter B. Pond

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total shareholder return on our common stock against the New York Stock Exchange Market Index (the “NYSE Index”), the Peer Group described below and the peer group reported in our last proxy statement (the “Old Peer Group”). The graph assumes that $100 was invested on December 31, 1999, in each of our common stock, the NYSE Index, the Old Peer Group and the Peer Group. The graph also assumes that all dividends, if paid, were reinvested.

Note: The stock price performance shown below is not necessarily indicative of future price performance.

Measured Period	NYSE Index	Peer Group (a)	Old Peer Group (b)	Navigant Consulting, Inc.
FYE 12/31/99	$100.00	$100.00	$100.00	$100.00
FYE 12/31/00	$102.38	$105.37	$76.03	$35.06
FYE 12/31/01	$93.26	$133.22	$97.46	$50.57
FYE 12/31/02	$76.18	$136.71	$91.93	$54.25
FYE 12/31/03	$98.69	$143.38	$103.42	$173.43
FYE 12/31/04	$111.45	$164.85	$171.90	$244.60

Notes:

(a) The Peer Group consists of the following companies: ChoicePoint, Inc., Charles River Associates, Inc., FTI Consulting, Inc., Gartner Group, Inc., Huron Consulting Group Inc., LECG Corporation and META Group, Inc. Huron and LECG are new additions to the Peer Group. The Peer Group and the Old Peer Group are weighted by market capitalization.

(b) The Old Peer Group consists of the same companies above, except Huron and LECG. In addition, the Old Peer Group included American Management Systems, Inc. and Kroll Inc., both of which were acquired during 2004.

MANAGEMENT COMPENSATION

General

The following table sets forth compensation awarded or earned by the Chief Executive Officer and three other executive officers who earned more than $100,000 for 2004 (collectively, the “Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Other Annual Compensation ($)(6)	Restricted Stock Award(s) ($)(7)	Securities Underlying/SARs Options (#)	All Other Compensation ($)(8)
William M. Goodyear Chairman, Chief Executive Officer and President (1)	2004 2003 2002	561,539 500,000 500,000	1,300,000 800,000 525,000	5,100 5,100 5,100	XX 0 544,500	0 0 90,000	2,630 2,322 1,242
Ben W. Perks Executive Vice President and Chief Financial Officer (2)	2004 2003 2002	378,269 350,000 350,000	367,500 325,000 225,000	5,100 5,100 5,100	XX 0 272,250	0 0 45,000	2,588 2,376 2,376
Julie M. Howard Executive Vice President and Chief Operating Officer (3)	2004 2003	396,154 278,846	500,000 300,000	5,100 5,100	X 0	0 0	413 275
Philip P. Steptoe Vice President, General Counsel and Secretary (4)	2004 2003 2002	270,192 250,000 250,000	150,000 125,000 100,000	5,100 5,100 5,100	X 0 136,125	0 0 22,500	604 552 552

(1)	See the discussion of Mr. Goodyear’s employment agreement under “Employment Agreements” below.
(2)	See the discussion of Mr. Perks’ employment agreement under “Employment Agreements” below.
(3)	See the discussion of Ms. Howard’s employment agreement under “Employment Agreements” below.
(4)	See the discussion of Mr. Steptoe’s employment agreement under “Employment Agreements” below.
(5)	Mr. Goodyear’s 2004 bonus consisted of $XXX,XXX in cash plus XX,XXX shares of restricted stock valued at $XXX,XXX as of March 1, 2005, the date on which the annual incentive bonus was paid. Mr. Perks’ 2004 bonus consisted of $XXX,XXX in cash plus XXXX shares of restricted stock valued at $XXX,XXX as of March 1, 2005, the date on which the annual incentive bonus was paid. Ms. Howard’s 2005 bonus consisted of $XXX,XXX in cash plus XXXX shares of restricted stock valued at $XXX,XXX as of March 1, 2005, the date on which the annual incentive bonus was paid. Mr. Steptoe’s 2004 bonus consisted of $XX,XXX in cash plus XXXXXX shares of restricted stock valued at $XXXXXX as of March 1, 2005, the date on which the annual incentive bonus was paid.
(6)	Represents matching payments under applicable 401(k).
(7)	For each of the executive officers, the restricted stock awards granted in 2002 vest 100 percent on the sixth anniversary of the grant, but are eligible for accelerated vesting if certain corporate performance targets are met. In February 2005 the Compensation Committee determined that corporate performance targets had been met and therefore accelerated the vesting of 22,500 restricted shares for Mr. Goodyear, 11,250 restricted shares for Mr. Perks, 11,250 restricted shares for Ms. Howard and 5,625 restricted shares for Mr. Steptoe. At December 31, 2004: Mr. Goodyear held XXX,XXX restricted shares, which were valued at $X,XXX,XXX at December 31, 2004; Mr. Perks held XX,XXX restricted shares which were valued at $X,XXX,XXX at December 31, 2004; Ms. Howard held XX,XXX restricted shares, which were valued at $X,XXX,XXX at December 31, 2004; and Mr. Steptoe held XX,XXX restricted shares, which were valued at $XXX,XXX at December 31, 2004.
(8)	Represents earnings associated with group term life insurance.

Executive Option Grants

There were no stock option grants made to the Executive Officers in 2004.

Option and SAR Exercises and Holdings

The following table sets forth the exercise of options and stock appreciation rights during 2004 by the Executive Officers and the number of options and stock appreciation rights and approximate values for in-the-money options and stock appreciation rights at December 31, 2004.

Aggregated Option/SAR Exercises in 2004 and

Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options/SARs at Year End (#)		Value of Unexercised In-The-Money Options/ SARs at Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William M. Goodyear	133,334	2,408,679	350,478	53,938	7,733,013	1,127,307
Ben W. Perks	140,000	2,288,758	133,750	26,250	2,979,178	547,359
Julie M. Howard	0	0	45,792	23,726	990,230	490,159
Philip P. Steptoe	0	0	150,000	12,500	2,872,472	259,516

Employment Agreements

Employment Agreement with Mr. Goodyear. Effective January 1, 2003, the Company entered into an amended and restated employment agreement with its Chairman and Chief Executive Officer, Mr. Goodyear. The term of the employment agreement is indefinite. The employment agreement provides for an annual base salary, currently $550,000, and does not limit Mr. Goodyear’s bonus. The employment agreement provides, among other things, that if the Company terminates the executive for other than good cause (as defined in the agreement) or Mr. Goodyear terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Goodyear an amount equal to the sum of two times his base salary and two times his average annual bonus for the immediately preceding three years. However, if Mr. Goodyear terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Goodyear other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. In the event of Mr. Goodyear’s termination of employment following a change in control (as defined in the agreement) for any reason, the Company shall pay to Mr. Goodyear an amount equal to the sum of three times his base salary and three times the average annual bonus for the immediately preceding three years.

Other Employment Agreements with Executive Officers. The Company has employment agreements with other of its Executive Officers. The employment agreement with Mr. Perks, our Executive Vice President and Chief Financial Officer, is for a rolling two-year period, such that the remainder of the term shall always be two full years, provides for an annual base salary, currently $367,500, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Perks for other than cause (as defined in the agreement) or Mr. Perks terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Perks an amount equal to the sum of 1.5 times his base salary plus the annual bonus most recently paid to him and a pro rata bonus for the calendar year of termination. However, if Mr. Perks terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Perks other than the obligation to pay his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Perks’ employment is terminated for any reason during the one year period following a change in control (as defined in the agreement) or if such employment is terminated by Mr. Perks for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Perks an amount equal to two times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years.

The employment agreement with Ms. Howard, our Executive Vice President and Chief Operating Officer, is for a rolling one-year period, such that the remainder of the term shall always be one full year, provides for an annual base salary, currently $400,000, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Ms. Howard for other than cause (as defined in the agreement) or Ms. Howard terminates her employment for good reason (as defined in the agreement), then the Company will pay to Ms. Howard an amount equal to the sum of her base salary and the average of her annual bonus for the immediately preceding three years. However, if Ms. Howard terminates her own employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Ms. Howard’s employment is terminated for any reason during the one year period following a change in control (as defined in the agreement), or if such employment is terminated by Ms. Howard for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Ms. Howard an amount equal to two times the sum of her base salary and her average annual bonus for the immediately preceding three years.

The employment agreement with Mr. Steptoe, our Vice President, General Counsel and Secretary, is for a rolling one-year period, such that the remainder of the term shall always be one full year, provides for an annual base salary, currently $267,500, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Steptoe for other than cause (as defined in the agreement) or Mr. Steptoe terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Steptoe an amount equal to the sum of his base salary and the average of his annual bonus for the immediately preceding three years. However, if Mr. Steptoe terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Steptoe other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Steptoe’s employment is terminated for any reason during the one year period following a change in control (as defined in the agreement), or if such employment is terminated by Mr. Steptoe for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Steptoe an amount equal to two times the sum of his base salary and his average annual bonus for the immediately preceding three years.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, warrants and rights granted to employees and Directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	2,692,082	$6.596	3,660,795
Equity compensation plans not approved by shareholders	376,183	$12.3574	90,177
Total	3,068,265	$7.3023	3,750,972

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 10, 2005 by: (i) each of our Directors and nominees; (ii) each of the Executive Officers; (iii) all of our Directors and Executive Officers as a group and (iv) each person who beneficially owns more than 5% of the outstanding shares of our common stock, based on filings with the Securities and Exchange Commission. We believe that, except where noted otherwise, each person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person, subject to community property laws where applicable. Except as noted below, the address of each person named below is in care of our principal executive offices.

Shares Beneficially Owned (1)
Officers, Directors and 5% Shareholders	Number	Percent
Westfield Capital Management Co. LLC (2)
William M. Goodyear (3)
Ben W. Perks (4)		*
Julie M. Howard (5)		*
Philip P. Steptoe (6)		*
Thomas A. Gildehaus (7)		*
Valerie B. Jarrett (8)		*
Peter B. Pond (9)		*
Samuel K. Skinner (10)		*
James R. Thompson (11)		*
All Directors and Executive Officers as a group (9 persons) (12)

*	Less than 1%
(1)	Applicable percentage of ownership as of March 10, 2005 is based upon approximately shares of common stock outstanding. Beneficial ownership is a technical term determined in accordance with the rules of the Securities and Exchange Commission. Beneficial ownership generally means that a shareholder has sole or shared power to vote or sell the stock either directly or indirectly or the right to acquire the shares within 60 days.
(2)	Based on information provided in the Schedule 13G filed by Westfield Capital Management Co. LLC with the Securities and Exchange Commission on February 14, 2005. Of the 3,352,786 shares reported on the Schedule 13G, Westfield reported sole voting power with respect to 2,946,686 shares and sole dispositive power with respect to all 3,352,786 shares. The address of Westfield Capital Management Co, LLC is Residence One Financial Center, Boston, MA 02111.
(3)	Includes 359,416 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(4)	Includes 137,500 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(5)	Includes 47,018 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(6)	Includes 151,250 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(7)	Includes 35,000 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(8)	Includes 29,066 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(9)	Shares of common stock are subject to options that are or become exercisable within 60 days of March 10, 2005.
(10)	Includes 5,000 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(11)	Shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.
(12)	Includes 1,046,609 shares of common stock subject to options that are or become exercisable within 60 days of March 10, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and any persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. To our knowledge, based solely on a review of the copies of such reports sent to us and representations received by our directors and officers, we believe that during the year ended December 31, 2004, our Directors, officers and 10% shareholders complied with their Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2005 PROXY STATEMENT

If you wish to submit a proposal to be included in the proxy statement for our Annual Meeting of Shareholders in 2006, you must submit the proposal in writing to the Secretary, Navigant Consulting, Inc., at 615 North Wabash Avenue, Chicago, Illinois 60611. We must receive a proposal by November     , 2005 in order to consider it for inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders.

In addition, our by-laws provide that for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by the Secretary of the Company at the principal executive offices of the Company, not less than one hundred twenty nor more than one hundred fifty days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the previous year’s election of directors or meeting of shareholders, except that if no annual meeting of shareholders or election by consent was held in the previous year, a proposal must be received by the Company within ten days after the Company has publicly disclosed the date of the meeting in the manner provided in our by-laws. Our by-laws provide that nominations by shareholders for persons for election as directors must be made by written notice delivered to, or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than one hundred twenty nor more than one hundred fifty days prior to the meeting, except that if the Company has not publicly disclosed in the manner provided in the by-laws the date of the meeting at least seventy days prior to the meeting date, notice may be given by a shareholder if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which the Company publicly disclosed the meeting date. The by-laws contain provisions regarding information that must be set forth in the shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought by shareholders.

INDEPENDENT ACCOUNTANTS

KPMG LLP, independent accountants, audited our financial statements as of and for the year ended December 31, 2004. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2003 and 2004 and fees billed for other services rendered by KPMG LLP. The Audit Committee reviewed the provision of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The Audit Committee has authorized management to use, when appropriate, the Company’s outside independent accountants for non-audit, tax-related services, provided the cost of such services does not exceed $25,000 per quarter.

	2003		2004
Audit fees	$535,000		$
Audit-related fees	$65,000	(1)		$(2)

Audit and audit-related fees	$600,000		$
Tax fees (3)	$40,000		$
All other fees	0

Total fees	$640,000		$

(1)	Audit-related fees consist principally of fees for audits of financial statements of Hunter Associates Management Services, Inc., due diligence and other acquisition related services.
(2)	Audit-related fees consist of fees for consultation on Sarbanes-Oxley and SEC compliance matters.
(3)	Tax fees consist of fees for tax consultation and tax compliance services.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Shareholders will be asked to ratify the appointment by the Audit Committee of KPMG LLP as independent accountants for the Company for the year 2005.

The Board of Directors and the Audit Committee recommend that shareholders vote “FOR” the appointment of KPMG LLP.

Representatives from KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

OTHER INFORMATION

If you would like to contact the Company’s Presiding Director or the non-management Directors as a group, please write to:

Governor James R. Thompson

Winston & Strawn

33 W. Wacker Drive

Chicago, IL 60601

All communications will be reviewed by the Presiding Director, who will determine whether each communication will be distributed to all non-management Directors.

If you would like a copy of our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission as of and for the year ended December 31, 2004 (excluding exhibits), our corporate governance guidelines, board committee charters or our Code of Conduct, we will send you one without charge. Please write to:

Ms. Mary E. Rosinski

Investor Relations Manager

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

EXHIBIT A

NAVIGANT CONSULTING, INC.

2005 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, nonemployee directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the commission of a felony or the commission of any other crime that is injurious to the Company, to a Company employee or to a client of the Company; (ii) willful misconduct, dishonesty, fraud, attempted fraud or other willful action or willful failure to act that is injurious to the Company, to a Company employee or to a client of the Company; (iii) any material breach of fiduciary duty owed to the Company or to a client of the Company; (iv) any material breach of the terms of any agreement with the Company (including without limitation any employment agreement and any agreement regarding non-competition, non-solicitation of clients or employees, or confidentiality); (v) any material violation of a restriction on disclosure or use of privileged, proprietary or confidential information (including information belonging to the Company, to a client of the Company or to a third party to whom the Company owes a duty of confidentiality), but only if such violation is committed with actual notice of such restriction on disclosure; or (vi) any other material breach of the Company’s Code of Business Conduct and Ethics or its securities trading policies, as amended from time to time. The Committee’s determination of the existence of Cause shall be conclusive and binding.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, or any successor thereto.

“Corporate Transaction” shall have the meaning set forth in Section 5.8(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Leave of Absence” shall mean a period of time, not to exceed two years, during which, pursuant to an arrangement approved in advance in writing by the Committee or its designee, an employee is excused from performing his or her duties of employment and does not earn any base pay or performance incentive bonus.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” shall mean a stock option which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(i).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(i).

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or a Performance Share Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Share Unit Award, of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

“Performance Option” shall mean an Incentive Stock Option or Non-Qualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period of not less than six months designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Share” shall mean a share of Common Stock, the vesting of which is subject to the attainment of specified Performance Measures within a specified Performance Period.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Share Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Unit Award” shall mean an award of Performance Share Units under this Plan.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period of not less than six months designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options (which may include Performance Options), (ii) SARs, (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units and (iv) Performance Units. The Committee shall, subject to the terms of this

Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the number of Performance Share Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period or Performance Period (if any) applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Shares, Performance Share Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at the time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, nonemployee directors, consultants, independent contractors and agents, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5 Shares Available. (a) Plan Share Limit. Subject to adjustment as provided in Section 5.7, five million, two hundred fifty thousand (5,250,000) shares of Common Stock shall be available under this Plan (the “Plan Share Limit”).

(b) Deductions. Shares subject to options and SARs shall be counted against the Plan Share Limit as one share for every one share subject thereto. Shares subject to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards or Performance Share Unit Awards, or payable pursuant to Performance Unit Awards, shall be counted against the Plan Share Limit as one and one-half shares for every one share subject thereto or payable pursuant thereto. Dividend equivalents paid with respect to awards shall not be counted against the Plan Share Limit.

(c) Increases. The Plan Share Limit shall be increased by shares that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of an award granted under this Plan. Increases in the Plan Share Limit by virtue of this Section 1.5(c) shall be made in a manner that is consistent with Plan Share Limit deductions made pursuant to Section 1.5(b). No increases shall be made in the Plan Share Limit by reason of the exercise of SARs.

(d) Prior Plan. The Plan Share Limit shall be increased in the manner set forth in Section 1.5(c) with respect to awards made under the Company’s Long-Term Incentive Plan, As Amended through November 30, 2000 (the “Prior Plan”), that are outstanding on the date of adoption of this Plan by the Board as if such awards under the Prior Plan had been made under this Plan.

(e) Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Award Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 300,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 150,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $5,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within 10 years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Non-Qualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the

Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. An SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. (a) Disability. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of disability, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

(b) Retirement. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of retirement, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

(c) Death. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

(d) Termination for Cause. If the employment with or service to the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on the effective date of such holder’s termination of employment or service.

(e) Other Termination. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates for any reason other than disability, retirement, death or Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

(f) Termination of Employment – Incentive Stock Options. Unless otherwise specified in the Agreement relating to an Incentive Stock Option, if the employment with the Company of the holder of an Incentive Stock

Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

Unless otherwise specified in the Agreement relating to an Incentive Stock Option, if the employment with the Company of the holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

(g) Death Following Termination of Employment or Service. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the post-termination exercise period specified in Section 2.3(a), (b), (d) or (e), as applicable, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Share Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, the Restriction Period and the Performance Measures and Performance Period (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Alternatively, the shares of Common Stock subject to a Restricted Stock Award may be held by the Company or a custodian in book entry form, with restrictions on such shares duly noted, until the termination of any Restriction Period and the satisfaction or attainment of any Performance Measures during the specified Performance Period (if any) applicable to such Restricted Stock Award. Upon termination of any applicable Restriction Period and the satisfaction or attainment of applicable Performance Measures during the specified Performance Period (if any), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, the Restriction Period and the Performance Measures and Performance Period (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Performance Share Award and the Performance Measures and Performance Period applicable to a Performance Share Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of the shares of Common Stock subject to such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Stock Certificates. During the Performance Period, a certificate or certificates representing a Performance Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Performance Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Performance Share Award in the event such award is forfeited in whole or in part. Alternatively, the shares of Common Stock subject to a Performance Share Award may be held by the Company or a custodian in book entry form, with restrictions on such shares duly noted, until the satisfaction or attainment of any Performance Measures during the specified Performance Period applicable to such Performance Share Award. Upon the satisfaction or attainment of applicable Performance Measures during the specified Performance Period, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Performance Share Awards. Unless otherwise set forth in the Agreement relating to a Performance Share Award, and subject to the terms and conditions of a Performance Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.5 Terms of Performance Share Unit Awards. Performance Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Performance Share Unit Award and the Performance Measures and Performance Period applicable to a Performance Share Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Share Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of the shares of Common Stock subject to such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Unit Awards. The Agreement relating to a Performance Share Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Performance Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.6 Termination of Employment or Service. (a) Disability, Retirement, Death or Other Termination. Unless otherwise specified in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of the Stock Award terminates by reason of disability, retirement, death or any other reason, except termination for Cause (i) the portion of the Restricted Stock Award or Restricted Stock Unit Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company, and (ii) in the case of a Stock Award subject to Performance Measures, the portion of the Stock Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company, unless otherwise determined by the Committee.

(b) Termination for Cause. Unless otherwise set forth in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of the Stock Award terminates for Cause, the portion of the Stock Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. (a) Disability, Retirement, Death or Other Termination. Unless otherwise set forth in the Agreement relating to a Performance Unit Award, if the employment with or service to the Company of the holder of the Performance Unit Award terminates by reason of disability, retirement, death or any other reason, except termination for Cause, the portion of the Performance Unit Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company, unless otherwise determined by the Committee.

(b) Termination for Cause. Unless otherwise set forth in the Agreement relating to a Performance Unit Award, if the employment with or service to the Company of the holder of the Performance Unit Award terminates for Cause, the portion of the Performance Unit Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2005 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, unless otherwise specifically approved by the Committee. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award and Performance Share Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company pursuant to a Performance Share Award or a Performance Share Unit Award to any one grantee and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control. (a) In the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion, take any of the following actions or any combination of the following actions:

(i) require that (A) all outstanding options and SARs shall immediately become exercisable in full, (B) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (C) the Performance Period applicable to any outstanding Performance Share, Performance Share Unit, Performance Unit or Restricted Stock Award or Restricted Stock Unit Award (if applicable) shall lapse, and (D) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum, target or any other level;

(ii) require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; or

(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option, the number of shares of Common Stock then subject to the portion of such option surrendered, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, over the purchase price per share of Common Stock subject to the option, (2) in the case of an SAR, the number of shares of Common Stock then subject to the portion of such SAR surrendered, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, over the base price of the SAR, (3) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, multiplied by the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, and (4) in the case of a Performance Unit Award, the number of Performance Units then subject to the portion of such award surrendered, the value of which shall be calculated at the maximum, target or any other level; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 5.8(b); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

5.10 No Right of Participation or Employment. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Leave of Absence. In the event that the holder of an award is granted a Leave of Absence during the period of such holder’s employment, the Committee may provide, subject to such conditions as it may deem to be in the Company’s best interest, that such award shall cease vesting during the period of such Leave of Absence and the period of such Leave of Absence shall not be taken into account in determining (a) the portion of any option or SAR which is exercisable or (b) the portion of any Stock Award or Performance Unit Award which is vested. During any Leave of Absence, awards shall remain subject to forfeiture and cancellation as provided in Section 5.12 hereof. No award shall expire later than its scheduled expiration date as a result of a Leave of Absence.

5.12 Cancellation of Award and Forfeiture of Gain. Notwithstanding anything contained in this Plan, if the holder of an award engages in any activity which constitutes Cause, breaches any of his or her obligations to the Company or any of its affiliates under a noncompetition, nonsolicitation, confidentiality, intellectual property or other restrictive covenant or engages in any activity which is contrary, inimical or harmful to the Company or any of its affiliates, including but not limited to violations of Company policy to the extent then applicable to the holder of such award, the Company may take such action as it shall deem appropriate to cause each award held by such holder to be cancelled and to cease to be exercisable or vested, as the case may be, as of the date on which the holder first engaged in such activity or breached such obligation, and the Company thereafter may require the repayment of any amounts received by such holder in connection with the exercise or vesting of such award following the date that such holder first engaged in such activity or breached such obligation.

5.13 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.14 Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.15 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.16 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Navigant Consulting, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NVGNT1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIGANT CONSULTING, INC.

Vote on Directors

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1

1.	Proposal to elect (01) William M. Goodyear and (02) Valerie B. Jarrett to the Board of Directors for a term of three years.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 2

2.	Proposal to consider and vote upon a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s total authorized common stock to 150 million shares.

For	Against	Abstain
☐	☐	☐

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 3

3.	Proposal to consider and vote upon a proposed new Long-Term Incentive Plan to replace the Company’s current Long-Term Incentive Plan, which is due to expire in 2006.

For	Against	Abstain
☐	☐	☐

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 4

4.	Proposal to ratify the appointment of KPMG LLP as independent accountants for the Company in 2005.

For	Against	Abstain
☐	☐	☐

Please indicate if you plan to attend this meeting

Yes	No
☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

NAVIGANT CONSULTING, INC.

Annual Meeting of Shareholders – May 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March     , 2005, and hereby appoint(s) Ben W. Perks and Philip Steptoe, and each of them, proxies and attorneys-in- fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held Wednesday, May 4, 2005 at 9:00 a.m., Central Standard Time, at The Chicago Club, 81 E. Van Buren, Chicago, Illinois 60605, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)